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                                                                    EXHIBIT 10.2

                          CHANGE OF CONTROL AGREEMENT

     This Change of Control Agreement (the "Agreement") is made and entered into effective as of Date~, by and between Employee~ (the "Employee") and Chemdex Corporation, a Delaware corporation (the "Company").

                                   RECITALS

     A. It is expected that another company or other entity may from time to time consider the possibility of acquiring the Company or that a change in control may otherwise occur, with or without the approval of the Company's Board of Directors (the "Board"). The Board recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Corporate Transaction (as defined below) of the Company.

     B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his or her employment with the Company.

     C. The Board believes that it is imperative to provide the Employee with certain benefits upon termination of the Employee's employment in connection with a Corporate Transaction, which benefits are intended to provide the Employee with financial security and provide sufficient encouragement to the Employee to remain with the Company notwithstanding the possibility of a Corporate Transaction.

     D. To accomplish the foregoing objectives, the Board of Directors has directed the Company, upon execution of this Agreement by the Employee, to agree to the terms provided in this Agreement.

     E. Certain capitalized terms used in the Agreement are defined in Section 3 below.

     In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

          1.   At-Will Employment. The Company and the Employee acknowledge that
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the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Corporate Transaction, the Employee shall not be entitled to any payments or benefits, other than as provided by this Agreement, or as may
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otherwise be available in accordance with the terms of Employee's offer letter from the Company (the "Offer Letter") and the Company's established employee plans and written policies at the time of termination. The terms of this Agreement shall terminate upon the earlier of (i) the date on which Employee ceases for any reason to be employed by the Company prior to the occurrence of a Corporate Transaction, (ii) the date that all obligations of the parties hereunder have been satisfied, or (iii) one (1) year after the closing of any Corporate Transaction. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.

          2.   Stock Options and Restricted Stock. Subject to Sections 4 and 5
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below, in the event of a Corporate Transaction, if either Employee's employment with the Company is terminated by the surviving entity without Cause or by Employee as the result of a Constructive Termination by the surviving entity within twelve months of the closing of the Corporate Transaction, each stock option granted for the Company's securities held by Employee and any shares of the Company's Common Stock that are subject to a right of repurchase by the Company pursuant to the terms of a Restricted Stock Purchase Agreement ("Restricted Stock") held by the Employee shall become fully vested on the effective date of the termination or Constructive Termination as to one hundred percent (100%) of the total number of shares issuable pursuant to such stock option grant or issued pursuant to such Restricted Stock Purchase Agreement. Each stock option shall otherwise vest in accordance with the provisions of the Stock Option Agreement and the Company's 1998 Stock Option Plan pursuant to which such option was granted and each Share of Restricted Stock shall be freely transferable to the extent so vested in accordance with the provisions of the Restricted Stock Purchase Agreement pursuant to which such stock was purchased by Employee.

          3.   Definition of Terms. The following terms referred to in this
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Agreement shall have the following meanings:

               (a)  Corporate Transaction. "Corporate Transaction" shall mean
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the occurrence of either of the following stockholder-approved events to which the Company is a party:

                    (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                    (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

               (b)  Cause. "Cause" shall mean:
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                    (i)   conviction of a felony or a crime involving fraud or
moral turpitude; or

                    (ii) intentional or reckless conduct or gross negligence materially harmful to the surviving entity after a Corporation Transaction, including violation of a non-competition or confidentiality agreement.

Cause shall not include poor performance in the achievement of the Employee's
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job objectives or the death or physical disability of the Employee.

               (c)  Constructive Termination. "Constructive Termination" shall
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mean the Employee's voluntary termination, upon 30 days prior written notice to the Company, following:

                    (i) a material reduction or change in the Employee's job duties, responsibilities and requirements inconsistent with the Employee's position with the Company and the Employee's prior duties, responsibilities and requirements;

                    (ii) any reduction of greater than 5% in the Employee's base compensation (including salary, benefits, incentive payments and bonuses), other than in connection with a general decrease in base salaries for most officers of the Company and any successor corporation; or

                    (iii) the Employee's refusal to relocate to a facility or location more than 50 miles from the Company's current location.

          4.   Limitation on Payments. In the event that the benefits provided
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for in this Agreement to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended
(the "Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's benefits under Section
2 shall be payable either:

               (a)  in full, or

               (b) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of benefits under Section 2 notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 4 shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For

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purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.

          5.   Certain Business Combinations. In the event it is determined by
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the Board, upon consultation with Company management and the Company's independent auditors, that the enforcement of any Section of this Agreement, including, but not limited to, Section 2 hereof, which allows for the acceleration of vesting of stock options and Restricted Stock granted for the Company's securities upon the effective date of a Corporate Transaction would preclude accounting for any proposed business combination of the Company involving a Corporate Transaction as a pooling of interests, and the Board otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such Section of this Agreement shall be null and void. For purposes of this Section 5, the Board's determination shall require the unanimous approval of the non-employee Board members.

          6.   Successors. Any successor to the Company (whether direct or
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indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the Employee's rights hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          7.   Notice. Notices and all other communications contemplated by this
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Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to the Employee shall be addressed to the Employee at the home address which the Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          8.   Miscellaneous Provisions.
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               (a)  No Duty to Mitigate. The Employee shall not be required to
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mitigate the amount of any benefit contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement,

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shall any such benefit be reduced by any earnings that the Employee may receive from any other source.

               (b)  Waiver. No provision of this Agreement shall be modified,
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waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c)  Whole Agreement. No agreements, representations or
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understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes any agreement of the same title and concerning similar subject matter dated prior to the date of this Agreement, and by execution of this Agreement both parties agree that any such predecessor agreement shall be deemed null and void.

               (d)  Choice of Law. The validity, interpretation, construction
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and performance of this Agreement shall be governed by the laws of the State of
California without reference to conflict of laws provisions.

               (e)  Severability. If any term or provision of this Agreement or
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the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

               (f)  Arbitration. Any dispute or controversy arising under or in
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connection with this Agreement may be settled at the option of either party by binding arbitration in the County of San Mateo, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

               (g)  Legal Fees and Expenses. The parties shall each bear their
                    -----------------------
own expenses, legal fees and other fees incurred in connection with this Agreement.

               (h)  No Assignment of Benefits. The rights of any person to
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payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without

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limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (h) shall be void.

               (i)  Employment Taxes. Any payments made pursuant to this
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Agreement will be subject to withholding of applicable income and employment taxes.

               (j)  Assignment by Company. The Company may assign its rights
                    ---------------------
under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

               (k)  Counterparts. This Agreement may be executed in
                    ------------
counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                           [Signature Page Follows]

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

CHEMDEX CORPORATION                          EMPLOYEE


By:______________________________            __________________________________

Title:___________________________


                 SIGNATURE PAGE TO CHANGE OF CONTROL AGREEMENT